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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2003

STAPLES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17586 (Commission File Number)	04-2896127 (I.R.S. Employer Identification No.)
500 Staples Drive Framingham, Massachusetts 01702 (Address of Principal Executive Offices) (Zip Code)

(508) 253-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

        On December 2, 2002, the Securities and Exchange Commission (the "Commission") declared effective the Registration Statement on Form S-3, as amended (File No. 333-101116) (the "Registration Statement") of Staples, Inc. (the "Company"), which permits the Company to issue up to an aggregate of $500,000,000 of common stock, par value $.0006 (the "Common Stock"), debt securities and guarantees of debt securities. The prospectus dated December 2, 2002 included in the Registration Statement is referred to as the "Prospectus."

        The Company filed with the Commission on May 29, 2003 the Prospectus, together with a supplement to the Prospectus, dated May 29, 2003 (the "Prospectus Supplement"), relating to the issuance and sale of 12,000,000 shares of Common Stock of the Company, plus up to an additional 1,800,000 shares of Common Stock of the Company to cover the underwriters' over-allotment option (collectively, the "Shares"). In connection with the filing of the Prospectus and the Prospectus Supplement with the Commission and the offering of the Shares, the Company is filing the underwriting agreement relating thereto as part of this Current Report on Form 8-K as Exhibit 1.1, and a legal opinion of Hale and Dorr LLP relating to the Shares as part of this Current Report on Form 8-K as Exhibit 5.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 29, 2003, by and among Staples, Inc., Credit Suisse First Boston LLC and Goldman, Sachs & Co.
5.1	Opinion of Hale and Dorr LLP
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAPLES, INC.
Date: May 30, 2003	By:	/s/ JACK VANWOERKOM Jack VanWoerkom Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 29, 2003, by and among Staples, Inc., Credit Suisse First Boston LLC and Goldman, Sachs & Co.
5.1	Opinion of Hale and Dorr LLP
23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1).

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SIGNATURES
EXHIBIT INDEX